Exhibit 10.2

THE PANTRY, INC.

AWARD AGREEMENT
(Awarding Nonqualified Stock Option to Dennis Hatchell)

THIS AWARD AGREEMENT (this “Agreement”) is entered into as of [Date] by and between The Pantry, Inc., a Delaware corporation (the “Company”), and [Employee] (“Optionee”) pursuant to The Pantry, Inc. 2007 Omnibus Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

RECITALS:

A. Optionee is an employee of the Company and the Company considers it desirable to give Optionee an added incentive to advance the interests of the Company and its shareholders.

B. The Company now desires to grant Optionee the right to purchase shares of common stock of the Company, par value $.01 per share (the “Shares”), pursuant to the terms and conditions of this Agreement and the Plan.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

1. Option; Number of Shares. The Company hereby grants to Optionee the right (the “Option”) to purchase up to a maximum of [Number] Shares at a price of $[Option Price] per Share (the “Option Price”) to be paid in accordance with Section 6 hereof. The Option and the right to purchase all or any portion of the Shares covered by the Option are subject to the terms and conditions stated in this Agreement and in the Plan.

2. Vesting. The Option granted hereunder shall vest and become exercisable in three (3) equal installments of one-third (1/3) of the Shares covered by the Option on each of the first, second and third anniversaries of the Vesting Commencement Date. The “Vesting Commencement Date” is [Vesting Commencement Date].

3. Term of Agreement. The Option, and Optionee’s right to exercise the Option, shall terminate when the first of the following occurs:

(a) termination of this Agreement and the Option pursuant to Article 17 of the Plan (Amendment, Modification, Suspension, and Termination);

(b) the expiration of seven (7) years from the date hereof; or

(c) 90 days after the date of termination of Optionee’s employment or other relationship with the Company, unless such termination results from Optionee’s death, Disability (as defined in Optionee’s employment agreement), Retirement (as defined in Optionee’s employment agreement) or (iv) termination for Cause (as defined in Optionee’s employment agreement) or Optionee dies within 90 days after the date of termination of Optionee’s employment or other relationship with the Company, in which case the Option shall terminate as follows:

(i) Death. If Optionee’s termination is as a result of Optionee’s death, or Optionee dies within 90 days after the date of termination, the Option shall terminate on the first anniversary of the date of termination.

(ii) Disability or Retirement. If Optionee’s termination is as a result of Optionee’s Disability or Retirement, the Option shall terminate on the third anniversary of the date of termination.

(iii) Cause. If Optionee’s termination is for Cause, even if as of the date of such termination the Optionee has met the definition of Disability or Retirement, the Option shall immediately terminate.

4. Termination of Employment or Other Relationship. The termination of Optionee’s employment or other relationship with the Company other than as a result of death, Disability or Retirement shall not accelerate the vesting of the Option or otherwise affect the number of Shares with respect to which the Option may be exercised, and the Option may only be exercised with respect to that number of Shares that could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination. The termination of Optionee’s relationship with the Company as a result of death or Disability shall automatically accelerate the vesting of the Option in full, and the Option shall be exercisable as set forth in Section 5 hereof as to the full number of Shares subject to this Option until the first to occur of the events set forth in Section 3 above. The termination of Optionee’s relationship with the Company as a result of Retirement shall be treated as set forth in the employment agreement between the Optionee and the Company.

5. No Assignment; Death of Optionee. The rights of Optionee under this Agreement may not be assigned or transferred except by will or the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of Optionee’s Disability, a designee of Optionee (or the Optionee’s legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. The Option shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void. If Optionee should die while Optionee is engaged in an employment or other relationship with the Company or within 90 days of the termination of such relationship (provided the Option would have been exercisable by Optionee), Optionee’s designee, legal representative, or legatee, the successor trustee of Optionee’s inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a “Successor”) shall succeed to Optionee’s rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

6. Exercise of Option. On or after the vesting of the Option in accordance with Sections 2 and 4 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Sections 2 and 4 hereof, upon delivery of the following to the Company at its principal executive offices:

(a) a written notice of exercise which identifies this Agreement and states the number of Shares with respect to which the Option is to be exercised;

(b) cash or its equivalent in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Sections 6.5 and 6.6 of the Plan); and

(c) cash or its equivalent in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations, if any, under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements to have such amount withheld from Optionee’s wages, bonus or other income paid to Optionee by the Company and such arrangements satisfy the requirements of applicable tax laws).

7. No Rights as a Stockholder. Optionee shall have none of the rights of a stockholder with respect to Shares covered by the Option until the date (the “Exercise Date”) an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Sections 4.4, 14 and 17.2 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

8. Limitation of Company’s Liability for Nonissuance. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder and under the Plan, including without limitation registration of the Shares on Form S-8 under the Securities Act of 1933, as amended, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

9. This Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company’s principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

10. Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

If to the Company:

The Pantry, Inc. 305 Gregson Drive Cary, North Carolina 27511 Facsimile: (919) 774-3329 Attention: President
If to Optionee:

11. Not an Employment or Other Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company in favor of Optionee or limit the ability of the Company to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

12. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

THE COMPANY:

THE PANTRY, INC.

By:

[TITLE]
OPTIONEE:
_________________________________________________________
[EMPLOYEE]